UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2008

ClearPoint Business Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51200	98-0434371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Manor Drive, Suite 110, Chalfont, PA	18914
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 997-7710

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On February 28, 2008, ClearPoint Resources, Inc. (“CPR”), a wholly owned subsidiary of ClearPoint Business Resources, Inc. (the “Company”), entered into the Asset Purchase Agreement (the “Purchase Agreement”), dated as of February 28, 2008, with StaffChex, Inc. (“StaffChex”), subject to certain conditions for the completion of the transaction. Under the Purchase Agreement, StaffChex assumed certain liabilities of CPR and acquired from CPR all of the Customer Account Property, as defined in the Purchase Agreement, related to the temporary staffing services serviced by (i) KOR Capital, LLC (“KOR”) pursuant to the Franchise Agreement – Management Agreement, dated August 30, 2007, and (ii) StaffChex Servicing, LLC (“StaffChex Servicing”), an affiliate of StaffChex, pursuant to the Exclusive Supplier Agreement, dated September 2, 2007. The foregoing agreement with StaffChex Servicing was terminated on February 28, 2008.

In consideration for the Customer Account Property acquired from CPR, StaffChex issued to CPR 15,444 shares of common stock of StaffChex and is obligated to issue up to 23,166 shares of StaffChex’ common stock, subject to the earnout provisions set forth in the Purchase Agreement.

Licensing Agreement

On February 28, 2008, CPR and its subsidiary, ClearPoint Workforce, LLC, entered into the Licensing Agreement (the “Licensing Agreement”), with Optos Capital, LLC (“Optos”), of which Christopher Ferguson is a sole member. Pursuant to the Voting Agreement, dated as of February 12, 2007 (the “Voting Agreement”), Mr. Ferguson is an indirect beneficial owner, as a sole member of Optos, of more than 50% of issued and outstanding shares of the Company’s common stock.

Pursuant to the Licensing Agreement, ClearPoint (i) granted to Optos a non-exclusive license to use the ClearPoint Property and the Program, both as defined in the License Agreement, which include certain intellectual property of CPR, and (ii) licensed and subcontracted to Optos the client list previously serviced by TZG Enterprises, LLC (“TZG Enterprises”), pursuant to the Franchise Agreement – Management Agreement, dated August 13, 2007, as amended, and all contracts and contract rights for the clients included on such list. In consideration of the licensing of the Program, which is part of the ClearPoint Property, CPR is entitled to receive a fee equal to 5.2% of total cash receipts of Optos related to temporary staffing services. With CPR’s consent, Optos granted, as additional security under certain of its credit agreements, conditional assignment of Optos’ interest in the Licensing Agreement to its lender under such credit agreements. The foregoing agreement with TZG Enterprises was terminated on February 28, 2008, as described in Item 1.02 below.

The foregoing is a summary of the material provisions of the Purchase Agreement and the Licensing Agreement (collectively, the “Agreements”). This summary is not intended to be complete and is qualified in its entirety by reference to the Agreements, which are incorporated by reference in their entirety herein and copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2. The Agreements also include various representations, warranties, covenants, indemnification, termination and other provisions, as applicable, customary for transactions of this nature.

Agreement with Optos

On February 28, 2008, ClearPoint Workforce, LLC, a wholly owned subsidiary of CPR, advanced $800,000, on behalf of Optos, to the provider of its outsourced employee leasing program. The advanced funds were utilized for Optos’ payroll. In consideration of making the advance on its behalf, Optos assumed the promissory notes, and the underlying payment obligations, issued by CPR on February 22, 2008 which were payable to Michael Traina and Chris Ferguson in the aggregate amount of $800,000.

Item 1.02	Termination of a Material Definitive Agreement.

The Company has previously reported that, on August 13, 2007, it entered into an agreement with TZG Enterprises, pursuant to which the Company granted to TZG Enterprises an exclusive right and license (i) to set up and operate the Company’s system and procedures for the operation of transportation and light industrial temporary staffing services and (ii) to use in connection with the operation certain of the Company’s proprietary intellectual property.

In connection with the Licensing Agreement described in Item 1.01 above, on February 28, 2008, the Company and TZG Enterprises entered into the Termination Agreement (the “Termination Agreement”), dated February 28, 2008, pursuant to which the parties to the Termination Agreement mutually terminated the foregoing Franchise Agreement – Management Agreement, as amended. The Company did not incur any early termination penalties in connection with such termination.

The foregoing is a summary of the material provisions of the Termination Agreement. This summary is not intended to be complete and is qualified in its entirety by reference to the Termination Agreement, which is incorporated by reference in its entirety herein and a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3. The Termination Agreement also includes various covenants and other provisions customary for the transaction of this nature.

Item 2.06	Material Impairments.

Pursuant to the Purchase Agreement dated February 28, 2008, the Company’s management concluded that a material non-cash impairment charge may be required under U.S. generally accepted accounting principles to reduce the carrying value of the intangible asset related to Contract Rights to its estimated fair value as at December 31, 2007. The Company is in the process of completing its financial statements for fiscal year 2007 and therefore the Company cannot currently determine the amount of the impairment at this time. At such time, the Company will file an amendment to the Current Report on Form 8-K to provide an estimate of the amount or range of amounts of the impairment charge after it has been finally determined.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2008, Christopher Ferguson, the Company’s director, President and Secretary, resigned effective February 28, 2008 in connection with the License Agreement described in Item 1.01 above.

In connection with Mr. Ferguson’s resignation as the Company’s director, President and Secretary, the Company and Mr. Ferguson entered into the Separation of Employment Agreement and General Release (the “Separation Agreement”). In consideration for Mr. Ferguson’s agreement to be legally bound by the terms of the Separation Agreement and his release of his claims, if any, under the Separation Agreement, Mr. Ferguson is entitled to be reimbursed for any COBRA payments for Mr. Ferguson for a period equal to 52 weeks.

Pursuant to the Separation Agreement, except for the parties’ continuing obligations under the Employment Agreement between the Company and Mr. Ferguson, dated as of February 12, 2007 (the “Employment Agreement”), the Employment Agreement is of no further force and effect.

Under the Separation Agreement, Mr. Ferguson agreed not to be a designee under the Voting Agreement and not to stand for election as a director of the Company, and, for as long as Mr. Ferguson beneficially owns at least 5% of the Company’s outstanding shares of common stock, Mr. Ferguson will be entitled to be an observer at each meeting of the Company’s board of directors.

Under the Separation Agreement, the Company has agreed to enter into a consulting agreement with Mr. Ferguson pursuant to which he will be paid $25,000 per month for twelve (12) months. In return, Mr. Ferguson shall assist the Company with any matters relating to the performance of his former duties and will work with the Company to effectively transition his current responsibilities.

The Separation Agreement also includes various representations, covenants and other provisions customary for an agreement of this nature.

The foregoing is a summary of the material provisions of the Separation Agreement. This summary is not intended to be complete and is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2008.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated as of February 28, 2008, by and between ClearPoint Resources, Inc. and StaffChex, Inc.

10.2	Licensing Agreement, dated February 28, 2008, by and between ClearPoint Resources, Inc., ClearPoint Workforce, LLC and Optos Capital, LLC.

10.3	Termination Agreement, dated February 28, 2008, by and between ClearPoint Business Resources, Inc. and TZG Enterprises, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2008

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ Christopher D. McDemus
Name:	Christopher D. McDemus
Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated as of February 28, 2008, by and between ClearPoint Resources, Inc. and StaffChex, Inc.

10.2	Licensing Agreement, dated February 28, 2008, by and between ClearPoint Resources, Inc., ClearPoint Workforce, LLC and Optos Capital, LLC.

10.3	Termination Agreement, dated February 28, 2008, by and between ClearPoint Business Resources, Inc. and TZG Enterprises, LLC.